UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549
FORM 8-K
 CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2019

NEWPARK RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9320 Lakeside Boulevard, Suite 100 The Woodlands, TX		77381
(Address of principal executive offices)		(Zip Code)
 Registrant’s telephone number, including area code: (281) 362-6800
_____________________________________________________
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.
On March 20, 2019, Newpark Resources, Inc., a Delaware corporation (the “Company”), and certain of its subsidiaries, as borrowers, entered into the First Amendment to Amended and Restated Credit Agreement and Amended and Restated Security Agreement (the “Amendment”) with Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, and other bank lenders, which amends the Amended and Restated Credit Agreement, dated as of October 17, 2017, by and among the Company, certain of its subsidiaries, Bank of America, N.A., as administrative agent, swing line lender and letter of credit issuer, JPMorgan Chase Bank, N.A., as documentation agent, and other bank lenders (the “Credit Agreement” and, together with the Amendment, the “Amended Credit Agreement”). The information set forth below with respect to the Amendment and the ABL Facility (as defined herein) evidenced thereby under Item 2.03 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference. Certain of the lenders under the Amended Credit Agreement and their affiliates have in the past provided, and may from time to time in the future provide, commercial banking, financial advisory, investment banking, and other services to the Company.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On March 20, 2019, the Company and certain of its subsidiaries, as borrowers, entered into the Amendment. The Amendment amends the Credit Agreement and provides for a senior secured revolving credit facility of up to $200 million (the “ABL Facility”), subject to a borrowing base, and contains within the facility, a letter of credit sublimit of $15 million and a swing line sublimit of $20 million. Subject to customary conditions, the Company may request that the lenders’ aggregate commitments under the ABL Facility be increased by up to $75 million (but the lenders are not required to agree to increase their respective commitments).
The Amendment provides that the ABL Facility will mature on the earlier of (a) March 20, 2024 and (b) September 1, 2021 if by such date, the Company’s 4.0% convertible senior unsecured notes due 2021 (the “2021 Convertible Notes”) have not been repurchased, redeemed, refinanced, exchanged or otherwise satisfied in full or the Company has not escrowed an amount of funds, which together with the amount that the Company has established as a reserve against its borrowing capacity, is sufficient for the future settlement of the 2021 Convertible Notes at their maturity.
Amounts borrowed under the ABL Facility bear interest, at the Company’s option, at either (i) the Eurodollar Rate, which is equal to LIBOR plus an applicable margin per annum, or (ii) the Base Rate, which is equal to the highest of (x) the federal funds rate plus 1/2 of 1.00%, (y) the prime rate, and (z) LIBOR plus 1.00%, plus, in each case, an applicable margin per annum. Until the compliance certificate for the quarter ending March 31, 2019 is received by the administrative agent, the applicable margin for the Eurodollar Rate loans will initially be 1.50% per annum. Thereafter, it is adjusted on a sliding scale from 1.50% to 2.00% based on the Company’s fixed charge coverage ratio. Until the compliance certificate for the quarter ending March 31, 2019 is received by the administrative agent, the applicable margin for a Base Rate loan will initially be 0.50% per annum. Thereafter, it is adjustable on a sliding scale from 0.50% to 1.00% based on the Company’s fixed charge coverage ratio.
The Company is also required to pay a commitment fee equal to (i) 0.25% per annum at any time total borrowings (excluding any swing line loans) are greater than or equal to 50% of the aggregate commitments; and (ii) 0.375% per annum at any time total borrowings (excluding any swing line loans) are less than or equal to 50% of the aggregate commitments.
The Amendment requires compliance with a fixed charge coverage ratio financial covenant if availability under the Credit Agreement is less than the greater of (i) 12.5% of the lesser of the borrowing base and the aggregate commitments and (ii) $22,500,000. If this minimum availability threshold is triggered, the Company must not permit its fixed charge coverage ratio to be less than 1.0 to 1.0 for a specified period of time ending after such minimum availability level has been exceeded. The Amendment also modified certain restrictive covenants, including those relating to permitted investments, permitted acquisitions and dividends or distributions with respect to capital stock and other restricted payments.
The foregoing summary of the Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Amendment, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01    Regulation FD Disclosure.
On March 21, 2019, the Company issued a press release announcing that it has entered into the Amendment. A copy of the press release is being furnished and is attached to this Current Report on Form 8-K as Exhibit 99.1 hereto and is incorporated herein by reference.

The information referenced under Item 7.01 (including Exhibit 99.1 referenced in Item 9.01 below) of this Current Report on Form 8-K is being “furnished” under “Item 7.01. Regulation FD Disclosure” and, as such, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that Section, nor shall such information and exhibit be deemed incorporated by reference into any registration statement, report or other document filed by the Company pursuant to the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01     Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1
First Amendment to Amended and Restated Credit Agreement and Amended and Restated Security Agreement, dated as of March 20, 2019, by and among Newpark Resources, Inc., Newpark Drilling Fluids LLC, Newpark Mats & Integrated Services LLC, Excalibar Minerals LLC and Dura-Base Nevada, Inc., as borrowers, Bank of America, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other Lenders party thereto.

99.1	Press release issued by Newpark Resources, Inc. on March 21, 2019.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEWPARK RESOURCES, INC.
(Registrant)

Date:	March 21, 2019	By:	/s/ Gregg S. Piontek
Gregg S. Piontek
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)